Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of River Holding Corp. (“Holding”) on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Charles A. French, President and Chief Executive Officer of Holding, certify, to my knowledge, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Holding.

/s/ Charles French

Charles A. French Chief Executive Officer and President May 7, 2004